Exhibit 99.1
Contact:
Julie Wood
Vice President, Investor Relations
510-597-6505
Onyx Pharmaceuticals Reports Third Quarter 2009 Financial Results; Nexavar Global Net Sales Top
$229 Million, 27% Increase Over Third Quarter 2008
Non-GAAP Net Income of $22 Million, 34% Increase Over Third Quarter 2008
EMERYVILLE, CA — November 3, 2009 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the third quarter 2009. Global Nexavar net sales as reported by Onyx’s collaborator Bayer HealthCare Pharmaceuticals, or Bayer, were $229.2 million for the third quarter 2009, a 27% increase compared to $180.9 million in the same period in 2008. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union, Japan and other territories.
Onyx reported non-GAAP net income of $22.2 million, or $0.35 per diluted share, for the third quarter 2009 compared to non-GAAP net income of $16.6 million, or $0.29 per diluted share, for the same period in 2008. Non-GAAP net income excludes employee stock-based compensation expense, non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) Subtopic 470-20 (formerly known as Financial Accounting Standards Board Staff Position, or FSP APB, 14-1), acquisition related transaction costs and a payment to BTG International Limited in connection with the achievement of a development milestone in the ONX 0801 program. Net income for the third quarter 2009 reflected growth in Nexavar sales and lower Nexavar commercial expenses, offset by expanded clinical development efforts, lower investment income and interest expense on the convertible senior notes issued in August 2009. On a GAAP basis, Onyx reported net income of $8.2 million, or $0.14 per diluted share, for the third quarter 2009 compared to net income of $12.2 million, or $0.21 per diluted share, in the same period in 2008. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income.”
“Delivering another quarter of strong financial performance points to our success in building Nexavar as an oncology blockbuster and demonstrates our commitment to executing on our strategic priorities,” said N. Anthony Coles, M.D., president and chief executive officer of Onyx. “As the next step in our plans to grow the company strategically, we recently announced our intention to acquire Proteolix Inc., a leader in the science of proteasome inhibition. Through continued investigation of Nexavar in a broad array of additional tumor types and investment in a growing number of pipeline candidates, we are creating multiple opportunities for additional value creation.”

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

Revenue from Collaboration Agreement
For the third quarter 2009, Onyx reported revenue from its Nexavar collaboration agreement of $69.1 million compared to $50.8 million for the same period in 2008. The 36% increase in revenue from collaboration agreement between periods resulted from an increase in Nexavar sales and royalty revenue and a decrease in Nexavar commercial expenses.
Operating Expenses
Onyx recorded research and development expenses of $35.6 million in the third quarter 2009, compared to $21.8 million for the same period in 2008. Higher research and development expenses in the third quarter 2009 were primarily due to planned increases in the development program for Nexavar across additional tumor types, such as thyroid, colorectal and adjuvant liver cancer and Onyx’s costs to further develop ONX 0801, including a milestone payment of $7.0 million to BTG International Limited. Selling, general and administrative expenses were $23.4 million in the third quarter 2009, compared to $19.3 million for the same period in 2008. Higher selling, general and administrative expenses were primarily due to headcount-related expenses to support Onyx’s growth.
Investment Income
Investment income was $1.0 million for the third quarter 2009 compared to $2.8 million in the same period in 2008. The decrease was primarily due to lower effective interest rates as a result of market conditions as well as a change in the asset allocation of Onyx’s investment portfolio.
Interest Expense
Interest expense of $2.3 million for the third quarter 2009 relates to the 4.0% convertible senior notes due 2016 issued in August 2009, and includes non-cash imputed interest expense of $1.0 million as a result of the application of ASC Subtopic 470-20 (formerly known as FSP APB 14-1).
Cash, Cash Equivalents and Marketable Securities
At September 30, 2009, cash, cash equivalents, and current and noncurrent marketable securities were $843.1 million, compared to $458.0 million at December 31, 2008. This increase was primarily due to net proceeds of debt and equity financings in August 2009 and cash generated from operations.
Nine-Month Results
Nexavar net sales, as recorded by Bayer, were $608.3 million and $501.3 million for the nine months ended September 30, 2009 and 2008, respectively. Non-GAAP net income for the nine months ended September 30, 2009 was $45.6 million, or $0.73 per diluted share, compared to non-GAAP net income of $45.9 million, or $0.81 per diluted share for the same period in 2008, excluding employee stock-based compensation expense, non-cash imputed interest expense related to the application of ASC Subtopic 470-20 (formerly known as FSP APB 14-1), acquisition related transaction costs and a payment to BTG International Limited in connection with the achievement of a development milestone in the ONX 0801 program. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income.” For the nine months ended September 30, 2009, on a GAAP basis Onyx recorded net income of $21.7 million, or $0.37 per diluted share, compared with a net income of $32.1 million, or $0.57 per diluted share, for the same period in 2008.

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 3, 2009. The live webcast will be available at:
http://www.onyx-pharm.com/view.cfm/32/Event-Calendar
or by dialing 847-619-6547 and using the passcode 25674242. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 25674242 approximately one hour after the teleconference concludes. The replay will be available through December 3, 2009.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. For more information about Onyx, visit http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, regulatory filings and actions and Onyx’s anticipated acquisition of Proteolix, Inc. and its lead product candidate, carfilzomib. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; product liability risks; and the consummation and anticipated benefits of the proposed acquisition of Proteolix. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue:
Revenue from collaboration agreement	$69,137	$50,766	$183,074	$144,693

Total operating revenue	69,137	50,766	183,074	144,693
Operating expenses:
Research and development (1)	35,635	21,792	92,478	63,845
Selling, general and administrative (1)	23,440	19,319	68,899	58,985

Total operating expenses	59,075	41,111	161,377	122,830

Income from operations	10,062	9,655	21,697	21,863
Investment income	1,015	2,763	3,108	10,696
Interest expense	(2,255)	—	(2,255)	—

Income before provision for income taxes	8,822	12,418	22,550	32,559
Provision for income taxes	589	175	878	424

Net income	$8,233	$12,243	$21,672	$32,135

Net income per share:
Basic	$0.14	$0.22	$0.37	$0.58

Diluted (2)	$0.14	$0.21	$0.37	$0.57

Shares used in computing net income per share:
Basic	60,248	56,197	58,201	55,755

Diluted (2)	60,624	57,194	58,511	56,773

(1)	Includes employee stock-based compensation charges of:

Research and development	$517	$694	$2,286	$2,083
Selling, general, and administrative	4,455	3,646	12,647	11,726

Total employee stock-based compensation	$4,972	$4,340	$14,933	$13,809

(2)	Computation of diluted net income per share:

Net income	$8,233	$12,243	$21,672	$32,135
Add: Interest and issuance costs related to dilutive convertible senior notes (3)	—	—	—	—

Net income — diluted	$8,233	$12,243	$21,672	$32,135

Basic shares	60,248	56,197	58,201	55,755
Dilutive effect of options and restricted stock	376	997	310	1,018
Dilutive effect of convertible senior notes (3)	—	—	—	—

Diluted shares	60,624	57,194	58,511	56,773

(3)	Under the “if-converted” method, potential common shares related to the Company’s convertible senior notes were not included in diluted net income per share for the three and nine months ended September 30, 2009 because their effect would be anti-dilutive.

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Nexavar product revenue, net (as recorded by Bayer)	$229,243	$180,887	$608,295	$501,303

Revenue subject to profit sharing (as recorded by Bayer)	$199,774	$168,141	$548,093	$476,584
Combined cost of goods sold, distribution, selling, general and administrative expenses	76,309	79,362	222,531	222,200

Combined collaboration commercial profit	$123,465	$88,779	$325,562	$254,384

Onyx’s share of collaboration commercial profit	$61,732	$44,390	$162,781	$127,192
Reimbursement of Onyx’s shared marketing expenses	5,342	5,484	16,079	15,771
Royalty revenue	2,063	892	4,214	1,730

Revenue from collaboration agreement	$69,137	$50,766	$183,074	$144,693

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
GAAP net income per share — basic	$0.14	$0.22	$0.37	$0.58
GAAP net income per share — diluted (4)	$0.14	$0.21	$0.37	$0.57
GAAP net income	$8,233	$12,243	$21,672	$32,135
Non-GAAP adjustments:
Employee stock-based compensation	4,972	4,340	14,933	13,809
Imputed interest related to the application of ASC 470-20	1,027	—	1,027	—
Acquisition related transaction costs	1,011	—	1,011	—
Milestone payments	7,000	—	7,000	—

Non-GAAP net income (5)	$22,243	$16,583	$45,643	$45,944

Computation of non-GAAP diluted net income
Non-GAAP net income (5)	$22,243	$16,583	$45,643	$45,944
Add:
Interest and issuance costs related to dilutive convertible senior notes (6)	1,228	—	1,228	—

Non-GAAP net income — diluted (5)	$23,471	$16,583	$46,871	$45,944

Computation of non-GAAP diluted shares
Basic shares	60,248	56,197	58,201	55,755
Adjustments for dilutive effects:
Dilutive effect of options and restricted stock	376	997	310	1,018
Dilutive effect of convertible senior notes (6)	5,801	—	5,801	—

Non-GAAP diluted shares (5)	66,425	57,194	64,312	56,773

Non-GAAP net income per share (5)	$0.37	$0.30	$0.78	$0.82
Non-GAAP net income per share — diluted (5)	$0.35	$0.29	$0.73	$0.81

(4)	Under the “if-converted” method, dilutive potential common shares related to the Company’s convertible senior notes were not included in GAAP diluted net income per share for the three and nine months ended September 30, 2009 because their effect would be anti-dilutive.

(5)	This press release includes the following non-GAAP financial measures: non-GAAP net income and non-GAAP net income per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they

Onyx Reports Third Quarter 2009 Financial Results
November 3, 2009

do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

These non-GAAP financial measures exclude the following items from GAAP net income and diluted EPS:

Employee stock-based compensation: Onyx management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.

Imputed interest related to the application of ASC Subtopic 470-20: Onyx management excludes the effects of imputed interest related to the Company’s convertible senior notes due 2016 because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.

Milestone payments and acquisition related transaction costs: Onyx management excludes the effects of milestone payments and acquisition related transaction costs as they do not relate to the normal and recurring transactions of our business; such exclusions allow for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.

(6)	Under the “if-converted” method, potential common shares related to the Company’s convertible senior notes were included in non-GAAP net income per share — diluted for the three and nine months ended September 30, 2009 because their effect is dilutive.
ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS

	(In thousands)
	Sep. 30,	Dec. 31,
	2009	2008
	(unaudited)	(7)
Assets
Cash, cash equivalents and marketable securities	$804,670	$418,424
Other current assets	58,833	43,635

Total current assets	863,503	462,059
Property and equipment, net	3,124	3,363
Marketable securities, non-current	38,410	39,622
Other assets	9,014	4,723

Total assets	$914,051	$509,767

Liabilities and stockholders’ equity
Current liabilities	22,888	33,304
Convertible senior notes due 2016	141,559	—
Other long-term liabilities	986	1,263
Stockholders’ equity	748,618	475,200

Total liabilities and stockholders’ equity	$914,051	$509,767

(7)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2008.